SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report:  August 25, 2006

Brightec, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	033-55254-27	87-0438637

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8c Pleasant Street, First Floor South Natick, MA	01760

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	508-647-9710

Advanced Lumitech, Inc.

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02  Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review

          On August 18, 2006, the Board of Directors of Brightec, Inc., a Nevada corporation (the “Company”) concluded, based on the recommendation of management, that the financial statements for the year ended December 31, 2004 and the related notes thereto, the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005 and related notes thereto, the year ended December 31, 2005 and the related notes thereto and the quarter ended March 31, 2006 and the related notes thereto, respectively, need to be restated as described below.

          During the preparation of the Company’s June 30, 2006 consolidated financial statements, the Company performed a further evaluation of the factors utilized in determining the accounting and presentation of the issuance of various warrants.  Based on such review, the Company determined that warrants should not initially be classified as a component of stockholders’ deficit.  In addition, the Company determined that common stock redeemed to permit the Company to issue a like number of shares to other investors who held subscriptions for shares of common stock was not properly accounted for as a liability.

          Accordingly, the restatements of the Company’s previously issued financial statements will be as follows:

          For the year ended December 31, 2004, a decrease in net loss of $3,492 (less than $0.01 per share) and an increase in stockholders’ deficit of $9,703.

          For the quarter ended March 31, 2005, an increase in net loss of $68,536 (less than $0.01 per share) and an increase to stockholders’ deficit of $96,958.

          For the three and six month periods ended June 30, 2005, an increase in net income of $895,887 ($0.01 per share) and $827,351 (less than $0.01 per share), respectively.  In addition, stockholders’ deficit as of June 30, 2005 increased by $2,027,488

          For the three and nine month periods ended September 30, 2005, an increase in net income of $354,189 (less than $0.01 per share) and $1,181,540 ($0.01 per share), respectively.  In addition, stockholders’ deficit as of September 30, 2005 increased by $1,730,655.

          For the year ended December 31, 2005, an increase in net income of $1,252,605 ($0.02 per share).  In addition, stockholders’ deficit as of December 31, 2005 increased by $1,676,440.

          For the quarter ended March 31, 2006, an increase in net loss of $959,490 ($0.01 per share).  In addition, stockholders’ deficit as of March 31, 2006 increased by $2,840,280.

          The Company’s management concluded that, in light of the restatements discussed above, the previously issued financial statements for the years ended December 31, 2004 and 2005 incorporated in the respective Forms 10-KSB and the unaudited interim financial statements for the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006, respectively, incorporated in the respective Forms 10-QSB, should no longer be relied upon.  The Company will file amended Forms 10-KSB for the years ended December 31, 2004 and 2005 and amended Forms 10-QSB for each of the quarters ended March 31, 2005, June 30, 2005, September 30, 2005 and March 31, 2006 as soon as practicable.

          The Company’s management and the Board of Directors have discussed their findings and conclusions with Rotenberg Meril Solomon Bertiger & Guttilla, P.C., the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2006	BRIGHTEC, INC.

	By:	/s/ Patrick Planche

	Name:	Patrick Planche
	Its:	President and Chief Executive Officer